UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2021

Code Chain New Continent Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
No 119 South Zhaojuesi Road 2nd Floor, Room 1 Chenghua District, Chengdu, Sichuan, China 610047

(Address of Principal Executive Offices) (Zip code)

 +86-028-84112941

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CCNC	Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 2, 2021, Mr. Jin Wang tendered his resignation as a director, a member of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee of Code Chain New Continent Limited (the “Company”), effective September 2, 2021. Mr. Wang’s resignation was not a result of any disagreement with the Company’s operations, policies or procedures.

On September 2, 2021, approved by the Board of Directors, the Nominating and Corporate Governance Committee and the Compensation Committee, Mr. Siyang Hu was appointed as a director, a member of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee of the Company, effective September 2, 2021.

The Board has determined that Mr. Siyang Hu independent within the meaning of Nasdaq Listing Rule 5605(a)(2).

The biographical information of Mr. Hu is set forth below:

Mr. Siyang Hu, age 38, is the Chief Operating Officer of Highsharp, an electronics company in China. Mr. Hu has been engaged in the electrical engineer and semi-conductor technology for more than ten years and has held senior management positions in many companies. He has served as the Chief Operating Officer of Highsharp since 2016 and sales manager at Samsung (Shanghai) between 2008 and 2010. His responsibilities at Highsharp include the day-to-day management of the Shenzhen branch, market survey of client needs, supplier development and maintenance and product manufacturing.

Mr. Hu does not have a family relationship with any director or executive officer of the Company. He has not been involved in any transaction with the Company during the past two years that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Hu accepted an offer letter from the Company and agreed to receive an annual compensation of $10,000, effective September 2, 2021. The offer letter is qualified in its entirety by reference to the complete text of the agreement, which is filed hereto as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Director Offer Letter between Code Chain New Continent Limited and Siyang Hu, dated September 2, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODE CHAIN NEW CONTINENT LIMITED

Date: September 2, 2021	By:	/s/ Weidong (David) Feng
	Name:	Weidong (David) Feng
	Title:	Co-CEO

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